UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): May 20, 2004

EARL SCHEIB, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4822	95-1759002
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

15206 Ventura Boulevard, Suite 200 Sherman Oaks, California		91403
(Address of principal executive offices)		(Zip Code)

(818) 981-9992
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On May 20, 2004, Earl Scheib, Inc. (the “Registrant”) entered into a Letter of Intent dated as of May 13, 2004 with Elden Holding Group, LLC (“Elden”) regarding Elden’s acquisition of all of the issued and outstanding capital stock of the Registrant for $15,000,000, subject to certain adjustments at the closing of the acquisition, plus assumption of certain transaction and related costs and expenses.  The Letter of Intent is subject to various conditions and approvals and contemplates that the acquisition would be effected through the merger of the Registrant with and into a newly-formed and wholly-owned subsidiary of Elden, with the Registrant as the surviving corporation.  A copy of the Letter of Intent is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On May 20, 2004, the Registrant issued a press release regarding the execution of the Letter of Intent.  The press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Letter of Intent dated as of May 13, 2004 between Elden Holding Group, LLC and Earl Scheib, Inc.

99.2	Press Release of Earl Scheib, Inc. dated May 20, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARL SCHEIB, INC.
(Registrant)

Date: May 20, 2004	By:	/s/ Christian K. Bement
	Name:	Christian K. Bement
	Title:	President and Chief Executive Officer